Exhibit 10.3
OMNIBUS AMENDMENT
This OMNIBUS AMENDMENT, dated as of March 16, 2011 (this “Amendment”), is entered into by and among IRVINE SENSORS CORPORATION, a Delaware corporation (the “Company”), COSTA BRAVA PARTNERSHIP III L.P., in its capacity as Holder Representative under the Notes (as such term is defined below) (in such capacity, together with any successor appointed pursuant to the terms of the Notes, the “Holder Representative”) and each of the Holders of the Notes listed on the signature pages hereto.
RECITALS
A. The Company has issued and may in the future issue up to $11,020,800 in aggregate principal amount of 12% Subordinated Secured Convertible Notes due 2015 (the “Notes”), pursuant to that certain Securities Purchase Agreement, dated as of December 23, 2010, among the Company and the initial holders of the Notes (the “Securities Purchase Agreement”). The terms of the Notes are set forth in the form of Subordinated Secured Convertible Note attached to the Securities Purchase Agreement (each of the promissory notes issued in such form, a “Promissory Note” and collectively, the “Promissory Notes”).
B. The Company’s obligations under the Notes are secured by liens on substantially all of its assets pursuant to that certain Security Agreement, dated as of December 23, 2010, between the Company and the Holder Representative (the “Security Agreement”).
C. The Company wishes to borrow up to $4,000,000 in additional senior subordinated financing (the “New Financing”) from Costa Brava Partnership III L.P. (“Costa Brava”) and certain other investors (such additional investors, collectively with Costa Brava, the “Purchasers”), and the Purchasers have agreed to provide the New Financing on the condition that the liens securing the Notes be subordinated to the liens securing the Company’s obligations under the New Financing.
D. The Company desires to amend and modify the terms of the Promissory Notes and the Security Agreement to permit the New Financing and subordinate the liens securing the Notes to the liens securing the Company’s obligations under the New Financing, and the undersigned Holders (consisting, collectively, of the Required Holders (as defined in the Promissory Notes) (the “Required Holders”)) and the Holder Representative, acting at the direction of the Required Holders, have agreed to such amendments and modifications.
ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1 Definitions. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Promissory Notes and the Security Agreement, as applicable.

SECTION 2 Amendments to the Promissory Notes. Each of the Promissory Notes shall be amended as follows:
(a) The definition of “Permitted Indebtedness” in Section 31 thereof is hereby amended and restated in its entirety as follows:
““Permitted Indebtedness” means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder Representative and approved by the Holder Representative in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of six percent (6%) per annum, (B) Indebtedness secured by Permitted Liens, (C) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business, (D) any Bridge Notes, (E) senior subordinated Indebtedness in an aggregate principal amount not to exceed $4,000,000 owing to Costa Brava Partnership III L.P. and to certain other investors (on substantially the same terms as such Indebtedness owing to Costa Brava Partnership III L.P.), (F) Indebtedness owing to or held by Summit Financial Resources, L.P. incurred by the Company (but in the case of any such obligations in respect of principal, limited to an aggregate principal amount not more than $500,000 in excess of the aggregate principal amount of the Indebtedness owing under this clause (F) on March [16], 2011) to factor or finance its accounts receivable, and (G) extensions, refinancings and renewals of any items of Permitted Indebtedness described in clauses (A) through (E) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.”1
(b) The definition of “Permitted Liens” in Section 31 thereof is hereby amended and restated in its entirety as follows:
““Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under the Notes, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of

[1] Note:	Underlining indicates new or amended language.

such equipment, (vi) Liens securing the Company’s obligations under the Indebtedness described in clauses (E) and (F) of the definition of “Permitted Indebtedness” (but in the case of any Indebtedness described in such clause (F), limited to the security interests granted under the agreement governing such Indebtedness as in effect on the Initial Closing Date), (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (vi) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (x) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 5(a)(vi).”
SECTION 3 Amendment to the Security Agreement. The Security Agreement shall be amended as follows:
(a) The following definitions are hereby added to Section 2 of the Security Agreement in alphabetical order:
““New Secured Debt” means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to the New Secured Note Holders under the New Secured Notes, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.”
““New Secured Notes” means the Senior Subordinated Promissory Notes, in an aggregate principal amount not to exceed $4,000,000, that may be issued by the Company from time to time to Costa Brava Partnership III L.P. and certain other investors on substantially the same terms.”
““New Secured Note Holders” means Costa Brava Partnership III L.P. and certain other investors as holders of the New Secured Notes, or any of their respective successors or assigns as the holders of the New Secured Notes.

(b) Section 9 of the Security Agreement is hereby amended and restated in its entirety as follows:
“9. SUBORDINATION OF LIENS. It is a requirement of the Existing Secured Note, the New Secured Notes and of the Summit Consent Letter that the liens or security interests securing the Notes be subordinate and junior to the liens and security interests securing the Indebtedness of the Company in respect of the Existing Secured Note, the New Secured Notes and the Summit Debt, respectively. Accordingly, and notwithstanding anything contained herein or in the other Transaction Documents, the Holder Representative, on behalf of the holders of the Notes, hereby covenants and agrees with the Company as follows:
“(a) Acknowledgment. The Holder Representative acknowledges that the Existing Secured Note Holder and the New Secured Note Holders have been granted a security interest in the Collateral and that Summit has been granted a security interest in a portion of the Collateral. The Holder Representative acknowledges and agrees that the security interest granted to it in the Collateral for the benefit of the holders of the Notes is subordinated to the respective security interests of the Existing Secured Note Holder, the New Secured Note Holders and Summit in the Collateral (to the extent that a security interest in the Collateral has been granted to such Person) in the manner and pursuant to the terms set forth in this Section 9.
“(b) Priority of Liens. The Holder Representative hereby confirms that regardless of the relative times of attachment or perfection thereof, and regardless of anything in any Transaction Document to the contrary, any security interests or liens granted from time to time to the Existing Secured Note Holder, the New Secured Note Holders or Summit in all or any part of the Collateral as security for the Existing Secured Debt, the New Secured Debt or the Summit Debt, as applicable, shall in all respects be first and senior security interests and liens, superior to any security interests or liens at any time granted to the Holder Representative for the benefit of the holders of the Notes in such Collateral as security for the Obligations. The priorities specified herein are applicable irrespective of the time, order or method of attachment or perfection of security interests or the time or order of filing of financing statements. The Holder Representative agrees on behalf of the holders of the Notes not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any Proceeding involving the Company, the priority, validity, extent, perfection or enforceability of any lien held by the Existing Secured Note Holder, the New Secured Note Holders or Summit in all or any part of the Collateral.
(c) Release of Collateral. If, in connection with the exercise by any of the Existing Secured Note Holder, the New Secured Note Holders or Summit of its or their rights and remedies in respect of the Collateral, the Existing Secured Note Holder, the New Secured Note Holders or Summit, as applicable, release any of its or their liens on any part of the Collateral, then the liens, if any, of the Holder Representative, for itself and on behalf of the holders of the Notes, shall be automatically, unconditionally and simultaneously released; provided, that after the Existing Secured Debt, the New Secured Debt and (if secured by liens on such Collateral) the Summit Debt have each been indefeasibly paid in full in cash, the balance, if any, of the proceeds of such Collateral shall be applied to the Obligations for the benefit of the holders of the Notes. The Holder Representative agrees promptly to execute and deliver to the Company, the Existing Secured Note Holder, the New Secured Note Holders or Summit (as applicable) such termination statements, releases and other documents as the Existing Secured Note Holder, the New Secured Note Holders or Summit (as applicable) may reasonably require to effectively confirm such release.

(d) No Improvements. This Section 9 shall not be construed in any way to limit or impair the right of (i) the Holder Representative to bid for and purchase any Collateral at any private sale, public sale or judicial foreclosure upon such Collateral initiated by the Existing Secured Note Holder, the New Secured Note Holders or Summit, (ii) the Holder Representative to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Existing Secured Note Holder, the New Secured Note Holders or Summit thereon, so long as it does not delay or interfere with the exercise by the Existing Secured Note Holder, the New Secured Note Holders or Summit (as applicable) of its or their rights and (iii) subject to the terms of this Security Agreement, the right of the Holder Representative to receive payments from the proceeds of the collection, sale or other disposition of any Collateral after the Existing Secured Debt, the New Secured Debt and the Summit Debt (if secured by liens on such Collateral) has been indefeasibly paid in full in cash.”
SECTION 4 Effectiveness. This Amendment shall become effective, as of the date first set forth above (the “Effective Date”), when counterparts hereof shall have been executed and delivered by the parties hereto.
SECTION 5 Effect of Amendment. Upon the Effective Date, (i) the applicable portions of this Amendment shall be a part of each Promissory Note or the Security Agreement, as the case may be, each as amended hereby, and (ii) each reference in any such document to “this Note”, “this Agreement”, “hereof”, “hereunder”, or words of like import, and each reference in any other document or agreement to any of the Promissory Notes or the Security Agreement shall mean and be a reference to the Promissory Notes or the Security Agreement, as the case may be, as amended hereby. Except as expressly amended hereby, each of the Promissory Notes and the Security Agreement amended herein shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.
SECTION 6 Representations and Warranties. Each of the parties hereto represents and warrants that it is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation, that it has all requisite power and authority to enter into this Amendment and that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.
SECTION 7 Consent. Pursuant to Section 19 of each of the Promissory Notes, the Required Holders hereby consent to the terms of the amendments to the Promissory Notes and the Security Agreement contained in this Amendment and direct the Holder Representative to enter into this Amendment.

SECTION 8 Governing Law; Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
(c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile.
[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first above written.

IRVINE SENSORS CORPORATION

By:	/s/ John J. Stuart, Jr. Name: John J. Stuart, Jr.
Title: Sr. VP & CFO

COSTA BRAVA PARTNERSHIP III L.P., as a Holder

By:	/s/ Seth W. Hamot Name: Seth W. Hamot
Title: Managing Member of the General Partner

THE GRIFFIN FUND LP, as a Holder

By:	Griffin Partners, LLC, its General Partner

By:	/s/ Chester White Name: Chester White
Title: Managing Partner

COSTA BRAVA PARTNERSHIP III L.P., as Holder Representative

By:	Roark, Rearden & Hamot, LLC, its General Partner

By:	/s/ Seth W. Hamot Name: Seth W. Hamot
Title: President

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